POWER OF ATTORNEY

Effective as of March 7, 2024, each of the persons whose name appears below hereby severally constitutes and appoints each of Keitha L. Kinne, Thomas Disbrow and Mark J. Duggan and each of them singly, with full powers of substitution and resubstitution, his or her true and lawful attorney, with full power to sign for him or her, and in his or her name and in the capacities indicated below with respect to AMG Pantheon Fund, LLC (the “Feeder Fund”), AMG Pantheon Master Fund, LLC (the “Master Fund”), and AMG Pantheon Credit Solutions Fund (together with the Feeder Fund and the Master Fund, the “Funds” and each a “Fund”), any one or more Registration Statements of each Fund on Form N-2 in connection with the registration of the Fund under the Securities Act of 1933, as amended (the “1933 Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”), including specifically (but without limiting the generality of the foregoing) all amendments to any such Registration Statement, any and all supplements, or other instruments in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories, and generally to do all such things in his or her name and on his or her behalf in connection therewith as said attorney deems necessary or appropriate to comply with the 1933 Act and the 1940 Act and all related requirements of the Securities and Exchange Commission and of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney or his or her substitute lawfully could do or cause to be done by virtue hereof.

Name	Capacity	Date

/s/ Kurt A. Keilhacker Kurt A. Keilhacker	Director/Trustee	3/7/24

/s/ Eric Rakowski Eric Rakowski	Director/Trustee	3/2/24

/s/ Victoria L. Sassine Victoria L. Sassine	Director/Trustee	3/5/24

/s/ Garret W. Weston Garret W. Weston	Director/Trustee	3/7/24

/s/ Keitha L. Kinne Keitha L. Kinne	President, Chief Executive Officer, Principal Executive Officer and Chief Operating Officer	3/7/24

/s/ Thomas Disbrow Thomas Disbrow	Treasurer, Principal Financial Officer and Principal Accounting Officer	3/7/24